Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on October 2, 2019.

Registration No. 333-232867

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4180883 (I.R.S. Employer Identification Number)

16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Darren R. Jamison
President and Chief Executive Officer
Capstone Turbine Corporation
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Jocelyn M. Arel, Esq.
Mitzi Chang, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Phone: (617) 570-1000
Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	4,046,337(1)	$0.48	$1,942,241.76	$235.40

(1)
This amount represents shares to be offered by the selling stockholder from time to time after the effective date of this Registration Statement at prevailing market prices at the time of sale. Consists of shares of common stock issuable upon the exercise of the Company's existing warrant (the "Warrant") issued pursuant to the terms of the Note Purchase Agreement, dated February 4, 2019, by and among the registrant, the purchasers named therein and the other parties thereto (the "Note Purchase Agreement"). In accordance with Rule 416(a), the registrant is also registering for resale hereunder an indeterminate number of shares that may be issued with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions as may be issued pursuant to the anti-dilution provisions of the Warrant or otherwise.

(2)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sales prices of the registrant's common stock as reported on The NASDAQ Capital Market on September 27, 2019.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 2, 2019.

PROSPECTUS

4,046,337 Shares of Common Stock

        This prospectus relates to the resale from time to time of up to 4,046,337 shares of our common stock by the selling stockholder named in this prospectus. These shares are shares of common stock issuable upon exercise of a warrant held by the selling stockholder identified in this prospectus. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of our common stock by the selling stockholder. We will, however, receive the net proceeds of any warrants exercised for cash.

        The shares of common stock registered are issuable on exercise of a warrant (the "Warrant") sold to the selling stockholder under the Note Purchase Agreement dated February 4, 2019, by and among the registrant, the purchasers named therein and the other parties thereto (the "Note Purchase Agreement"). The selling stockholder may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution." The selling stockholder will bear all selling commissions and underwriting discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares.

        You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

        Our common stock is traded on the Nasdaq Capital Market under the symbol "CPST." On September 30, 2019, the closing sales price of our common stock on the Nasdaq Capital Market was $0.51 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October    , 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"). The selling stockholder may from time to time sell up to 4,046,337 shares of common stock, as described in this prospectus, in one or more offerings. This prospectus also covers any shares of common stock that may become issuable pursuant to anti-dilution adjustment provisions that would increase the number of shares issuable upon exercise of the Warrant as a result of stock splits, stock dividends or similar transactions. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

        This prospectus provides you with a general description of the securities the selling stockholder may offer. You should read this prospectus and the additional information described under the heading "Where You Can Find More Information" beginning on page 20 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with different information. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The selling stockholder is not making an offer of these shares in any jurisdiction where the offer is not permitted.

        You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

        Unless the context otherwise indicates, references in this prospectus to "Capstone", "we", "our", "us" and "the Company" refer, collectively, to Capstone Turbine Corporation, a Delaware corporation.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended March 31, 2019, which is on file with the SEC and is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when determining whether or not to purchase the securities offered under this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that are based on our management's belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading "Risk Factors" in this prospectus and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any free writing prospectus, including the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. In particular, forward-looking statements in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents that we incorporate by reference herein and therein include statements about:

  •
  our results of operations;

  •
  profits and losses;

  •
  our ability to raise additional capital;

  •
  R&D activities;

  •
  sales expectations;

  •
  our ability to develop markets for our products;

  •
  sources for parts;

  •
  federal, state and local government regulations;

  •
  our relationship with our distributors;

  •
  industry and economic conditions applicable to us;

  •
  the efficiency, reliability and environmental advantages of our products and their need for maintenance;

  •
  our ability to be cost competitive and to outperform competition;

  •
  customer satisfaction;

  •
  the value of using our products;

  •
  our ability to achieve economies of scale;

  •
  market advantage;

  •
  return on investments;

  •
  issues with suppliers;

  •
  anticipation of product supply requirements;

  •
  listing requirements;

  •
  our microturbine technology;

  •
  the utilization of our products;

  •
  competition;

  •
  the introduction of new technologies;

  •
  our production capacity;

  •
  international markets;

  •
  protection of intellectual property;

  •
  cybersecurity threats;

  •
  the adequacy of our facilities;

  •
  dividends;

  •
  business strategy;

  •
  product development;

  •
  capital resources;

  •
  capital expenditures;

  •
  liquidity;

  •
  amortization expense of intangibles;

  •
  cost of warranties;

  •
  stock based compensation;

  •
  our NOL rights plan;

  •
  purchase and lease commitments;

  •
  current liabilities;

  •
  recently issued accounting standards;

  •
  market risk;

  •
  international sanctions risk;

  •
  the strength of the U.S. dollar;

  •
  interest rate sensitivity;

  •
  the effect of cost reductions on future business initiatives;

  •
  the Tax Cuts and Jobs Act; and

  •
  growth of the shale gas market.

        Forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus or in the documents that we reference herein and therein represents our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

 REVERSE STOCK SPLIT

        On August 29, 2019, at our annual meeting of stockholders, the stockholders of record at the close of business on July 3, 2019 that are entitled to vote at the meeting, approved a reverse stock split of our stock at a ratio that will be determined by our board of directors (the "Board") and that is within a range of one-for-five (1:5) to one-for-ten (1:10). Once the reverse stock split is implemented by our Board, the number of our issued and outstanding shares will be reduced based on the ratio and the number of shares offered hereby and the number of shares subject to the Warrant and its exercise price will be proportionately adjusted.

THE COMPANY

        We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation and distribution networks applications, including energy efficient cogeneration combined heat and power ("CHP"), integrated combined heat and power ("ICHP"), and combined cooling, heat and power ("CCHP"), as well as renewable energy, natural resources, and critical power supply applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand-alone when no utility grid is available. Several technologies are used to provide "on-site power generation" (also called "distributed generation") such as reciprocating engines, solar photovoltaic power ("PV"), wind turbines and fuel cells. Our microturbines can be interconnected to other distributed energy resources to form "microgrids" (also called "distribution networks") located within a specific geographic area and provide power to a group of buildings. For customers who do not have access to the electric utility grid, microturbines provide clean, on site power with fewer scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines provide an additional source of continuous on-site power generation, thereby providing additional reliability and potential cost savings compared to the local utility. With our stand alone feature, customers can produce their own energy in the event of a utility power outage and can use microturbines as their primary source of power for extended periods of time unlike traditional diesel standby generator sets. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and steam. In addition, our microturbines have been used as battery charging generators for hybrid electric vehicles and to provide power to a vessel's electrical loads in marine applications. Our microturbines are sold, installed and serviced primarily through our global distribution network. Together with our distributors, we offer new and remanufactured parts as well as a comprehensive Factory Protection Plan ("FPP") through long-term service agreements ranging from 5 to 20 years.

        We offer microturbines designed for commercial, industrial and onshore and offshore oil and gas applications with product offerings ranging from 30 kilowatts ("kW") to one megawatt ("MW") in electric power output, which can be deployed in arrays up to 10 MWs. Our microturbines combine patented air bearing technology, advanced combustion technology and sophisticated power electronics to form efficient and ultra-low emission electricity and cooling and heat production systems. Because of our air bearing technology, our microturbines do not require lube oil, grease, or traditional coolants. This means they do not require routine maintenance to change and dispose of lube oil, grease, or other liquid lubricants, as do the most common reciprocating engines. Our microturbines can be fueled by various sources, including natural gas, propane, butane, sour gas, renewable fuels such as landfill or digester gas, kerosene, diesel and biodiesel. Our microturbines are available with integrated unit mounted heat exchangers, making them easy to engineer and install in applications where hot water, chilled water, air conditioning and steam is desired.

        We sell microturbine units, components and accessories, as well as offer long-term microturbine rentals. We also remanufacture microturbine engines and provide new and remanufactured aftermarket spares parts, accessories, services, and comprehensive long-term service contracts for up to 20 years. Our microturbines are sold primarily through distributors and Original Equipment Manufacturers ("OEMs"). Distributors purchase our products for sale to end users and also provide service, application engineering and installation support. Distributors also provide a variety of additional services, including engineering the applications in which the microturbines will be used, installation support of the products at the end users' sites, commissioning the installed applications and providing post commissioning service, including a comprehensive FPP. Our distributors perform as independent value added resellers. OEMs integrate our products into their own product solutions.

        The address of our principal executive offices is 16640 Stagg Street in Van Nuys, California 91406 and our telephone number is (818) 734-5300. Our website address is http://www.capstoneturbine.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of our common stock offered and sold pursuant to this prospectus. The shares offered pursuant to this prospectus are currently not outstanding but are subject to issuance upon exercise of the Warrant held by the selling stockholder.

        If the Warrant is exercised on a cashless exercise basis, we will not receive any proceeds. Cashless exercise is described further below in "Selling Stockholder."

        If the Warrant is exercised for cash, we will receive $0.8859 per underlying share of common stock, which is the current exercise price for the Warrant. If cash exercise is elected, and assuming that the Warrant is exercised for all 4,046,337 shares of common stock covered by this prospectus, we would receive proceeds of $3,584,649.95, which we would use for general corporate purposes.

        We, and not the selling stockholder, will pay the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but the selling stockholder will pay all discounts, commissions or brokers' fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 515,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of September 30, 2019, there were 79,544,792 shares of our common stock outstanding, no shares of our preferred stock outstanding and 19,111,626 warrants outstanding.

        On August 29, 2019, at our annual meeting of stockholders, the stockholders of record as of the close of business on July 3, 2019 that are entitled to vote at the meeting, approved a reverse stock split at a ratio that will be determined by our Board and that is within a range of one-for-five (1:5) to one-for-ten (1:10). Once the reverse stock split is implemented by the Board, the number of our issued and outstanding shares will be reduced based on the ratio and the number of shares offered hereby and the number of shares subject to the Warrant and its exercise price will be proportionately adjusted. Our options, restricted stock units and number of authorized shares of common stock will be similarly adjusted in accordance with their terms.

        The following summary description of our capital stock is based on the provisions of our second amended and restated certificate of incorporation, as amended, fourth amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law. This summary does not purport to be complete and is qualified entirely by reference to the applicable provisions of our second amended and restated certificate of incorporation, fourth amended and restated bylaws, and the Delaware General Corporation Law ("DGCL"). For information on how to obtain copies of our amended and restated certificate of incorporation and fourth amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

Common Stock

        The holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our Board, subject to any preferential dividend rights granted to the holders of any outstanding series of preferred stock. We currently intend to retain any earnings for use in our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. In the future, the decision to pay any cash dividends will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our Board, in its sole discretion, may consider relevant. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted, which means the holder or holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected. Our Board is not divided into classes. Our second amended and restated certificate of incorporation and fourth amended and restated bylaws contain no provisions that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Holders of our common stock do not have preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and any shares of common stock issued will be, upon payment therefor, fully paid and nonassessable, which means that holders of our common stock will have paid their purchase price in full and we may not require them to pay additional funds. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any preferred stock that we may issue in the future.

Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Second Restated Bylaws

Rights Agreement

        On May 6, 2019, we and Broadridge Financial Solutions, Inc. successor-in-interest to Computershare Inc., as Rights Agent, entered into a Rights Agreement (the "NOL Rights Agreement") designed to diminish the risk that our ability to use our net operating losses and certain other tax assets (the "Tax Benefits") to reduce potential future federal income tax obligations would become subject to limitations by reason of us experiencing an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986, as amended. The NOL Rights Agreement replaces the Company's Rights Agreement, dated May 6, 2016, by and between the Company and Broadridge Financial Solutions, Inc., as successor-in-interest to Computershare Inc., as rights agent (the "Original Rights Agreement"). While this NOL Rights Agreement is intended to preserve our net operating losses, it effectively deters current and future purchasers from becoming 4.99% stockholders. The NOL Rights Agreement could also make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders.

        In connection with the NOL Rights Agreement, the Board authorized and declared a dividend distribution of one preferred stock purchase right (a "New Right") for each share of our common stock authorized and outstanding. Each New Right entitles the registered holder to purchase from us a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $5.22 per unit, subject to adjustment.

        The New Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert have, become an "Acquiring Person," which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the NOL Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of our outstanding shares of common stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act, are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts.

        The New Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) May 6, 2022 or such later day as may be established by the Board prior to the expiration of the New Rights, provided that the extension is submitted to the Company's stockholders for ratification at the next annual meeting of stockholders of the Company succeeding such extension; (ii) the time at which the New Rights are redeemed pursuant to the NOL Rights Agreement; (iii) the time at which the New Rights are exchanged pursuant to the NOL Rights Agreement; (iv) the time at which the New Rights are terminated upon the occurrence of certain transactions; (v) the close of business on the first day after the Company's 2019 annual meeting of stockholders, if approval by the stockholders of the Company of the NOL Rights Agreement has not been obtained on or prior to the close of business on the first day after the Company's 2019 annual meeting of stockholders; (vi) the close of business on the effective date of the repeal of Section 382, if the Board determines that the NOL Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and (vii) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits are available to be carried forward.

Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder.

        Section 203 of the DGCL defines "business combination" to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        However, the above provisions of Section 203 do not apply if:

  •
  our Board approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws

        A number of provisions of our second amended and restated certificate of incorporation and our fourth amended and restated bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our Board the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our Board, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our Board believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

        Meetings of and Actions by Stockholders.    Our fourth amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our Board. A special meeting of our stockholders may be called at any time by the chairman of the Board, or by a majority of the directors or by a committee of the Board that has been granted the power to call such meetings. Stockholders may take action only at a regular or special meeting of stockholders and not by written consent without a meeting.

        Cumulative Voting.    Our fourth amended and restated bylaws expressly deny stockholders the right to cumulative voting in the election of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our fourth amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 120 days prior to the first anniversary of the date Capstone's proxy statement was released to security holders in connection with the preceding year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder in order to be timely must be received by Capstone no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date the meeting was made, whichever comes first. Our fourth amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        Filling of Board Vacancies.    Our second amended and restated certificate of incorporation and our fourth amended and restated bylaws provide that vacancies in the Board may be filled until the next annual meeting of stockholders by a majority of the directors remaining in office, even though that number may be less than a quorum of the Board, or by a sole remaining director.

        Amendment of the Certificate of Incorporation.    Our second amended and restated certificate of incorporation may be amended, altered, changed or repealed in the manner prescribed by the DGCL. However, no amendment, alteration, change or repeal may be made with respect to Article V (amendment of the bylaws by the stockholders), Article VI (number of directors), Article VII (term of office of directors after an increase or decrease in the number of directors), Article IX (action by stockholders), Article X (calling of special meetings of the stockholders) or Article XI (amending the second amended and restated certificate of incorporation) without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.

        Exclusive Jurisdiction of Delaware for State Law Claims.    Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for: (1) any derivative action or proceeding brought on the Company's behalf; (2) any action asserting a claim of, or a claim based on, breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us or our directors, officers, employees or stockholders arising pursuant to any provision of the Delaware General Corporation Law or our second amended and restated certificate of incorporation or our fourth amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine (the "Delaware Forum Provision"); provided, however, that this Delaware Forum Provision does not apply to any actions arising under the Securities Act or the Exchange Act. The Delaware Forum Provision may impose additional litigation costs on stockholders in pursuing such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision may limit our stockholders' ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of such lawsuits. The Court of Chancery of the State of Delaware may also reach different judgment or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

        Amendment of the Bylaws.    Our fourth amended and restated bylaws may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the annual or special meeting. The bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of stockholders may be altered or repealed by the Board or by the requisite number of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

        We have adopted provisions in our second amended and restated certificate of incorporation and fourth amended and restated bylaws which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. In addition, our fourth amended and restated bylaws provide that we may, at the discretion of the Board, indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification provided under the fourth amended and restated bylaws shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the fourth amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        The second amended and restated certificate of incorporation further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. Our second amended and restated certificate of incorporation and fourth amended and restated bylaws also empower us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any such person against any liability which may be asserted.

        The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and fourth amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Of the 10,000,000 shares of preferred stock authorized, 60,000 shares have been designated as Series B Junior Participating Preferred Stock. The remainder are undesignated as to preferences, privileges and restrictions. Our Board will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

        On May 9, 2016, we filed a Certificate of Designations with the State of Delaware which designates 60,000 shares of our preferred stock as Series B Junior Participating Preferred Stock. Each share of Series B Junior Participating Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of common stock. Each share of Series B Junior Participating Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series B Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount received per one share of common stock.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103.

Listing

        Our common stock is listed on the Nasdaq Capital Market, under the symbol "CPST."

SELLING STOCKHOLDER

        We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 4,046,337 shares of our common stock.

        On February 4, 2019 we entered into the Note Purchase Agreement in connection with the sale of senior secured notes of the Company in a private placement exempt from registration under the Securities Act. Under the Note Purchase Agreement, the Company sold to the purchasers thereof $30.0 million aggregate principal amount of senior secured notes (the "Notes"), which bear interest at a rate of 13.0% per annum, computed on the basis of a 360-day year composed of twelve 30-day months, and payable quarterly on March 31, June 30, September 30 and December 31 of each year until maturity.

        In connection with the sale of Notes, we sold to Goldman Sachs & Co. LLC ("Goldman") the Warrant pursuant to which the holder of the Warrant may purchase shares of our common stock in an aggregate amount of up to 4,046,337 shares (the "Warrant Shares"). The Warrant was sold to Goldman at a purchase price of $150,000, in a private placement exempt from registration under the Securities Act. The Warrant is exercisable in full at an exercise price of $0.8859 per share at any time on or after August 4, 2019 and on or before February 4, 2024. Pursuant to its terms, the Warrant may be exercised on a cashless basis, by cancellation of indebtedness or for cash.

        When we refer to the "selling stockholder" in this prospectus, we mean the stockholder listed in the table below and its pledgees, donees, transferees or other successors in interest.

        Pursuant to the Warrant, we agreed to prepare and file a Registration Statement on Form S-3 by July 31, 2019 to provide for the resale of the issued shares of the selling stockholder. This prospectus is a part of the Registration Statement filed pursuant to that obligation.

        The table below lists the name of the selling stockholder and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholder, including the nature of any position, office or other material relationship, if any, that the selling stockholder (or the individuals or entities who have control over such selling stockholder) has had within the past three years with us or with any of our predecessors or affiliates. The first column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership as of October 2, 2019, as such beneficial ownership is determined in accordance with the rules of the SEC. The second column lists the shares of common stock being offered by this prospectus by the selling stockholder. The third and fourth columns assume the sale of all of the shares offered by the selling stockholder pursuant to this prospectus on a cash exercise basis.

        Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling stockholders and information filed with the SEC.

        Information about the selling stockholder may change over time. Any changed information will be set forth in supplements to this prospectus to the extent required.

Name and Address of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Registered for Sale	Number of Shares Beneficially Owned After the Offering(1)(2)	Percent of Class Beneficially Owned After the Offering(1)
Special Situations Investing Group II, LLC(3)	4,046,337	(2)	4,046,337	—	*

(1)
We do not know when or in what amounts the selling stockholder will offer shares for sale, if at all. The selling stockholder may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares included in and covered by this prospectus will be held by the selling stockholder.

(2)
The selling stockholder will not be able to exercise any portion of the Warrant to the extent that it would beneficially own in excess of 4.9% of the Common Stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 19.99% of the Common Stock outstanding on the date the Warrant was originally issued, at the option of the selling stockholder upon at least 61 days' prior notice to the Company.

(3)
Special Situations Investing Group II, LLC ("SSIG II"), a Delaware limited liability company, is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. ("GS Group"). GS Group is a public entity and its common stock is publicly traded on the NYSE. The Warrant held by SSIG II was acquired in the ordinary course of its investment business and not for the purpose of resale or distribution. SSIG II has not participated in the distribution of the Common Stock or Warrant on behalf of the issuer. GS Group may be deemed to beneficially own the securities held by SSIG II. GS Group disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The mailing address for SSIG II is 200 West Street, New York, NY 10282.

*
Less than 1%

Relationship with the Selling Stockholder

Note Purchase Agreement

        The selling stockholder or its affiliates is a party to the Note Purchase Agreement. For more information, see description in section titled "Selling Stockholder" above.

 PLAN OF DISTRIBUTION

        We are registering the shares of common stock issuable upon exercise of the Warrant issued to the selling stockholder to permit the resale of these shares of common stock by the holder of the Warrant from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or selling commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholder may use any one or more of the following methods when selling shares:

  •
  an underwritten offering;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

        Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority ("FINRA") Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

        In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder has been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

        The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the Warrant owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed customary fees and commissions. Upon the Company being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock pursuant to the Note Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Note Purchase Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholder against certain liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Note Purchase Agreement, or we may be entitled to contribution.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Capstone Turbine Corporation appearing in our Annual Report (Form 10-K) for the year ended March 31, 2019 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities to be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

        The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements and other information. The address of the SEC's web site is http://www.sec.gov.

        Copies of certain information filed by us with the SEC are also available on our website at http://www.capstoneturbine.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

  •
  Our Annual Report on Form 10-K for the year ended March 31, 2019;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019;

  •
  Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on July 15, 2019 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2019); and

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 21, 2000 (including any further amendment or reports filed with the SEC for the purpose of updating such description) and the description of our Series B Junior Participating Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the SEC on May 9, 2016, including any subsequent amendment or report filed for the purpose of amending such description.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

        You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:

Darren R. Jamison
President and Chief Executive Officer
Capstone Turbine Corporation
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

4,046,337 Shares of Common Stock

PROSPECTUS

October    , 2019

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses to be incurred in connection with the issuance and distribution of the securities being registered, all of which will be borne by the Company. Each item listed is estimated, except for the SEC registration fee.

SEC registration fee		$362.91
Legal fees and expenses	$		*
Accounting fees and expenses			*
Printing fees and Miscellaneous Fees			*

Total		$362.91

*
Estimated expenses not presently known

Item 15.    Indemnification of Directors and Officers

        Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        The registrant has adopted provisions in its second amended and restated certificate of incorporation which require the registrant, to the fullest extent permitted by the DGCL, to indemnify and advance indemnification expenses on behalf of all directors and officers of the registrant, and to indemnify such other persons as may be required by statute or by the registrant's fourth amended and restated bylaws. The certificate further requires the registrant to eliminate, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of the registrant for actions or inactions taken by them as directors. If the DGCL is later amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the certificate provides that the liability of a director to the registrant shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.

        The second amended and restated certificate of incorporation also empowers the registrant, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the registrant's fourth amended and restated bylaws, against any liability which may be asserted against any director, officer or such other person, and provides that the registrant may enter into contracts providing for the indemnification of any director, officer or such other person to the fullest extent permitted by the DGCL.

        In addition, the registrant's fourth amended and restated bylaws require that it indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of the registrant, and at the discretion of the Board, the registrant may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of the registrant or is or was serving at the registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him and may enter into contracts providing for the indemnification of such person to the full extent permitted by law. To the full extent permitted by law, the indemnification provided under the registrant's fourth amended and restated bylaws shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the registrant in advance of the final disposition of such action, suit or proceeding. The indemnification provided under our fourth amended and restated bylaws shall not be deemed to limit the registrant's right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the registrant may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        The registrant has entered into indemnity agreements (the "Indemnity Agreements") with each of its directors, including directors who are also officers and employees of the registrant, and certain senior officers of the registrant. The Indemnity Agreements provide that the registrant will pay any expenses, as defined within such Indemnity Agreements, which an indemnitee is or becomes legally obligated to pay in connection with any proceeding, including any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of the registrant or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer of the registrant, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the indemnitee, by reason of any action taken by him or of any inaction on his or her part while acting as such director or officer, or by reason of the fact that he or she was serving at the request of the registrant as a director, trustee, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee; provided, that in each such case the indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his or her conduct was unlawful.

        The payments to be made under the Indemnity Agreements include, but are not limited to, damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under the Indemnity Agreement, except the registrant is not liable to make any payment under the Indemnity Agreements in connection with any claim made against an indemnitee (a) to the extent that payment is actually made to the indemnitee under a valid, enforceable and collectible insurance policy, (b) to the extent that the indemnitee is indemnified and actually paid otherwise than pursuant to the Indemnity Agreement, (c) for a disgorgement of profits made from the purchase and sale by the indemnitee of securities pursuant to Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law or common law, or (d) for any judgment, fine or penalty which the registrant is prohibited by applicable law from paying as indemnity.

Item 16.    Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Capstone Turbine Corporation(a)
3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Capstone Turbine Corporation, dated August 30, 2012(b)
3.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Capstone Turbine Corporation, filed November 6, 2015(c)
3.4	Fourth Amended and Restated Bylaws of Capstone Turbine Corporation(d)
3.5	Certificate of Designations of Series B Junior Participating Preferred Stock of Capstone Turbine Corporation(e)
3.6	Specimen stock certificate(f)
4.1
Note Purchase Agreement, dated as of February 4, 2019, by and among Capstone Turbine Corporation, certain of its subsidiaries party thereto as guarantors, Goldman Sachs Specialty Lending Holdings, Inc., as purchaser and any other purchasers party thereto from time to time and Goldman Sachs Specialty Lending Holdings, Inc., as collateral agent(g)
4.2	Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co. LLC, dated February 4, 2019(g)
5.1	Opinion of Goodwin Procter LLP*
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)*

Exhibit No.	Description
24.1	Power of Attorney*

*
Previously Filed.

(a)
Incorporated by reference to Capstone Turbine Corporation's Registration Statement on Form S-1/A, dated May 8, 2000 (File No. 333-33024).

(b)
Incorporated by reference to Appendix B to Capstone Turbine Corporation's Definitive Proxy Statement, filed on July 17, 2012 (File No. 001-15957).

(c)
Incorporated by reference to Capstone Turbine Corporation's Current Report on Form 8-K, filed on November 6, 2015 (File No. 001-15957).

(d)
Incorporated by reference to Capstone Turbine Corporation's Current Report on Form 8-K, filed on September 1, 2017 (File No. 001-15957).

(e)
Incorporated by reference to Capstone Turbine Corporation's Current Report on Form 8-K, filed on May 9, 2016 (File No. 001-15957).

(f)
Incorporated by reference to Capstone Turbine Corporation's Registration Statement on Form S-1/A, dated June 21, 2000 (File No. 333-33024).

(g)
Incorporated by reference to Capstone Turbine Corporation's Current Report on Form 8-K on filed on February 5, 2019 (File No. 001-15957).

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5)    That, for the purpose of determining liability of the registrant under the Securities Act any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

  Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Van Nuys, State of California, on October 2, 2019.

CAPSTONE TURBINE CORPORATION
By:	/s/ DARREN R. JAMISON Darren R. Jamison Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ FREDERICK S. HENCKEN III Frederick S. Hencken III Interim Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DARREN R. JAMISON Darren R. Jamison	President, Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2019
/s/ FREDERICK S. HENCKEN III Frederick S. Hencken III	Interim Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	October 2, 2019
* Holly A. Van Deursen	Chairman of the Board of Directors	October 2, 2019
* Paul D. DeWeese	Director	October 2, 2019
* Robert C. Flexon	Director	October 2, 2019

Signature		Title	Date

* Yon Y. Jorden		Director	October 2, 2019
* Robert F. Powelson		Director	October 2, 2019
* Gary J. Mayo		Director	October 2, 2019
*By:	/s/ DARREN R. JAMISON Darren R. Jamison	Attorney-in-fact	October 2, 2019